Exhibit 21.1

SCHNITZER STEEL INDUSTRIES, INC.
List of Subsidiaries

Subsidiary	State of Incorporation
Auto Parts Group Southwest, LLC	Delaware
Cascade Steel Rolling Mills, Inc.	Oregon
Crawford Street Corporation	Oregon
Edman Corp.	Oregon
FerMar, LLC	Oregon
Ferrum Bridge, LLC	Delaware
Freetown Self Serve Used Auto Parts, LLC	Massachusetts
Freetown Transfer Facility LLC	Massachusetts
General Metals of Tacoma, Inc.	Washington
Joint Venture Operations, Inc.	Delaware
Karileen, LLC	Washington
Maine Metal Recycling, Inc.	Maine
Manufacturing Management, Inc.	Oregon
Metals Recycling, L.L.C.	Rhode Island
Millis Industries, Inc.	Massachusetts
Mormil Corp.	Oregon
New England Metal Recycling, LLC	Massachusetts
Norprop, Inc.	Oregon
Oregon Rail Marketing Co.	Oregon
Pacific Car Crushing, LLC	Oregon
Pick A Part, Inc.	Washington
Pick and Pull Auto Dismantling, Inc.	California
Pick-N-Pull Auto Dismantlers	California General Partnership
Pick-N-Pull Auto Dismantlers, Chicago, LLC	Delaware
Pick-N-Pull Auto Dismantlers, Columbus, LLC	Delaware
Pick-N-Pull Auto Dismantlers, Kansas City, LLC	Delaware
Pick-N-Pull Auto Dismantlers, LLC	California
Pick-N-Pull Auto Dismantlers, Nevada, LLC	Nevada
Pick-N-Pull Auto Dismantlers, Oakland	California General Partnership
Pick-N-Pull Auto Dismantlers, St. Louis, LLC	Delaware
Pick-N-Pull Auto Dismantlers, Stockton, LLC	California
Pick-N-Pull Auto Dismantlers, Virginia Beach, LLC	Delaware
Pick-N-Pull Northwest, LLC	Oregon
Pick-N-Pull San Jose Auto Dismantlers	California General Partnership
Proleride Transport Systems, Inc.	Delaware
Prolerized New England Company LLC	Delaware
Recycling for a Better Tomorrow, a Schnitzer Steel Industries Charitable Foundation	Oregon
Row52, LLC	Delaware
SCHN Holdings, LLC	Delaware
Schnitzer Columbus Recycling, LLC	Delaware
Schnitzer Fresno, Inc.	Oregon
Schnitzer Puerto Rico, Inc.	Puerto Rico
Schnitzer Southeast, LLC	Georgia
Schnitzer Steel Canada, Ltd.	British Columbia
Schnitzer Steel Canadian Holdings, Inc.	Federally Chartered
Schnitzer Steel Hawaii Corp.	Delaware
Schnitzer Trading Canada, Inc.	Federally Chartered
Schnitzer Trading International, Inc.	Oregon
Scrap Financial Services, LLC	Oregon
Scrap Marketing, Inc.	Oregon
SFS II, LLC	Oregon
SSI Big Sky LLC	Oregon
SSI Burbank LLC	Washington
SSI Nevada LLC	Nevada
SSP Reclamation Company	Oregon
U-PULL-IT, Inc.	California
Western Pick-N-Pull Auto Dismantlers	Utah General Partnership
White Top Properties L.L.C.	Oregon